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                                                                                                                        Exhibit 99.1


PROXY CARD                                                 USTRAILS INC.                                                  PROXY CARD

                                             2711 Lyndon B. Johnson Freeway, Suite 200
                                                       Dallas, Texas  75234
                                                   Telephone No. (214) 243-2228
                                     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE
                                ANNUAL MEETING OF THE STOCKHOLDERS TO BE HELD ON NOVEMBER 19, 1996

   The undersigned hereby appoints Walter B. Jaccard and Harry J. White, Jr., or in the event of their inability or unwillingness to serve, such other individuals as the Board of Directors may designate, as Proxyholders, each with full power of substitution and resubstitution, and hereby authorizes any Proxyholder to represent and vote, as designated below, all of the shares of Common Stock of the Company that the undersigned held on the Record Date at the Annual Meeting to be held on November 19, 1996, which includes any continuation of such meeting pursuant to any adjournment of it to another time. Terms beginning with initial capital letters that are used but not defined in this Proxy Card have the meanings given to them in the Proxy Statement/Prospectus for the Annual
Meeting.

   The Board of Directors recommends a vote "FOR" the following proposals:

1. PROPOSAL TO ELECT THE FOLLOWING NOMINEES AS DIRECTORS OF THE COMPANY: ANDREW M. BOAS, WILLIAM P. KOVACS, DONALD R. LEOPOLD, H.
   SEAN MATHIS, DOUGLAS K. NELSON AND WILLIAM J. SHAW. THE UNDERSIGNED MAY WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE OR NOMINEES BY
   LINING THROUGH OR OTHERWISE STRIKING OUT THE NAME OR NAMES OF SUCH NOMINEE OR NOMINEES ABOVE.
              [ ] FOR all nominees (except as indicated to the contrary)              [ ] WITHHOLD AUTHORITY to vote for
                                                                                          all nominees
2. PROPOSAL TO APPROVE THE REINCORPORATION MERGER AND THE AGREEMENT AND PLAN OF MERGER PURSUANT TO WHICH THE COMPANY WILL
   REINCORPORATE AS A DELAWARE CORPORATION BY MERGING WITH AND INTO A WHOLLY-OWNED SUBSIDIARY OF THE COMPANY
              [ ] FOR approval               [ ] AGAINST approval                     [ ] ABSTAIN from voting for approval

3. PROPOSAL TO APPROVE THE CHARTER AMENDMENTS, WHICH WOULD REMOVE CERTAIN RESTRICTIONS IMPOSED IN CONNECTION WITH THE COMPANY'S
   CHAPTER 11 REORGANIZATION AND THE ISSUANCE OF THE COMPANY'S 12% SECURED NOTES DUE 1998 WHICH ARE NOW RETIRED
              [ ] FOR approval               [ ] AGAINST approval                     [ ] ABSTAIN from voting for approval

4. PROPOSAL TO APPROVE THE STOCK OPTION AGREEMENT, DATED AS OF AUGUST 1, 1996, BETWEEN THE COMPANY AND WILLIAM J. SHAW
              [ ] FOR approval               [ ] AGAINST approval                     [ ] ABSTAIN from voting for approval

5. PROPOSAL TO APPROVE THE SELECTION OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE FISCAL
   YEAR ENDING JUNE 30, 1997
              [ ] FOR approval               [ ] AGAINST approval                     [ ] ABSTAIN from voting for approval

6. In their discretion, the Proxyholders are authorized to (a) vote upon such other matters presented at the meeting that the Board of Directors did not know would be presented a reasonable time before this solicitation, (b) vote to approve the minutes of the last annual meeting of stockholders (which approval will not amount to ratification of the action taken at that meeting), (c)
   vote for the election of such substitute nominees for director as the Board of Directors may propose if any of the nominees listed above are unavailable to stand for election as a result of unforeseen circumstances and (d) vote upon matters incident to the conduct of the meeting.

                                                     (Continued on other side)
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                                                    (Continued from other side)

  THE PROXYHOLDERS WILL VOTE THE UNDERSIGNED'S SHARES OF COMMON STOCK IN THE MANNER DIRECTED ON THIS PROXY CARD. IF THE UNDERSIGNED
DOES NOT GIVE DIRECTIONS ON THIS PROXY CARD WITH RESPECT TO PROPOSAL 1, 2, 3, 4, OR 5, THE PROXYHOLDERS WILL VOTE SUCH BENEFICIAL
SHARES FOR PROPOSAL 1, 2, 3, 4, OR 5, RESPECTIVELY.

  Please sign and date below. When shares are held by joint tenants, both joint tenants should sign. When signing as administrator, attorney-in-fact, executor, fiduciary, guardian, officer, trustee, or other person acting in a representative capacity, please give your full title. If a corporation, an authorized officer should sign in the name of the corporation. If a partnership, a general partner should sign in the name of the partnership.

                                                         ________________________________________________________________________
              PLEASE MARK, SIGN,                         |                                                                      |
              DATE, AND RETURN                           |   -----------------------------------------------------------------  |
              THIS PROXY CARD                            |                             Signature                                |
              PROMPTLY USING THE                         |                                                                      |
              ENCLOSED ENVELOPE.                         |   -----------------------------------------------------------------  |
                                                         |                        Signature if held jointly                     |
                                                         |                                                                      |
                                                         |   Dated:  _________________________, 1996                            |
                                                         |                                                                      |
                                                         ________________________________________________________________________

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